Exhibit 4.2

NEITHER THIS CERTIFICATE NOR THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN REGISTERED OR QUALIFIED FOR SALE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS. NEITHER THIS CERTIFICATE NOR THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY SUCH APPLICABLE STATE SECURITIES OR BLUE SKY LAWS.

THIS WARRANT (THIS "WARRANT") IS BEING ISSUED PURSUANT TO THE TERMS OF THE SENIOR FIST LIEN SECURED CREDIT AGREEMENT, DATED AS OF FEBRUARY 26, 2008 (AS AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “CREDIT AGREEMENT”), AMONG EMPIRE ENERGY USA, LLC AND EMPIRE ENERGY E&P, LLC (THE "BORROWERS") AND MACQUARIE BANK LIMITED, AS LENDER.

FORM OF WARRANT TO PURCHASE COMMON SHARES OF

EMPIRE ENERGY HOLDINGS, INC

(Previously Imperial Resources, LLC)

September _ _, 2014

This Warrant expires at 5:00 p.m, U.S. Eastern time, on the Expiration Date (defined below).

THIS CERTIFIES that, for value received, MACQUARIE AMERICAS CORP., a Delaware corporation (together with its successors and assigns, the "Holder") is entitled, subject to the terms and conditions set forth below, to subscribe for and purchase from the Company Common Shares (as defined below), subject to adjustment in accordance with Section 2.7, at a purchase price per Common Share equal to $0.01 per unit (the "Exercise Price").

ARTICLE I
DEFINITIONS

1.1	Definitions. As used herein, the following terms shall have the meanings set forth below:

"Change of Control" shall have the meaning given to such term in the Credit Agreement.

"Commission" shall mean the U.S. Securities and Exchange Commission or any other United States Federal agency administering the Securities Act and/or the Exchange Act at the time.

"Common Shares" shall mean and include all of the Shares (as defined in the Company Agreement) of the Company or Convertible Securities into which or for which Common Shares or other securities are converted, substituted or exchanged. If the Warrant Shares are exercised prior to a Qualified Public Offering, they shall be convertible into Shares.

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"Company" shall mean Empire Energy Holdings, Inc, (previously Imperial Resources, LLC) a Delaware incorporated company.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor Federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

"Exercise Date" shall have the meaning set forth in Section 2.1.

"Exercise Period" shall mean the period beginning on the date of this Warrant, and ending on the Expiration Date.

"Exercise Price" shall have the meaning set forth in the preamble hereto.

"Expiration Date" shall mean at 5.00pm, New York City, USA time on February 26, 2016.

"GAAP" shall have the meaning given to such term in the Credit Agreement. "Holder" shall have the meaning set forth in the preamble hereto.

"Qualified Public Offering" shall mean the consummation of the first of either (a) a firm commitment underwritten public offering of the Common Shares underwritten by a nationally recognized full-service investment bank or (b) any merger or sale of substantially all of the assets of the Company or other similar transaction in which the Company or the holders of the outstanding Common Shares receive, in consideration (whether in whole or in substantial part) for such Common Shares or assets, equity securities of the acquiring entity or its parent that are registered under the Securities Act and are listed on a national securities exchange, but only if the Holder approves of such merger or sale in its reasonable discretion.

"Registrable Securities" shall mean (a) the Common Shares issued or issuable with respect to this Warrant upon exercise, including an adjustment for stock splits, stock dividends, and similar events, (b) any Common Shares issued or issuable (directly or indirectly) upon conversion or exercise of Convertible Securities, (c) any Common Shares issued as (or issuable (directly or indirectly) upon the conversion or exercise of Convertible Securities, a dividend or other distribution with respect to, or in exchange for or in replacement of, the Shares referenced in clauses (a), (b) or (c) above. Notwithstanding the foregoing, Registrable Securities shall not include Common Shares (i) publicly sold pursuant to Rule 144(a) under the Securities Act, (ii) eligible for sale under Rule 144(k) under the Securities Act, or (iii) sold in a private transaction in which the transferor's rights under this Agreement are not assigned.

"Securities Act" shall mean the United States Securities Act of 1933, as amended, or any successor United States Federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

"Warrant" shall have the meaning set forth in the legend hereto.

"Warrant Office" shall have the meaning set forth in Section 3.1.

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"Warrant Shares" shall mean the number of Common Shares to be issued upon exercise of this Warrant which shall be 1,000,000 Common Shares.

1.2        Accounting Terms and Determinations. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Holder hereunder shall be prepared, in accordance with GAAP. All calculations made for the purposes of determining compliance with the terms of this Warrant shall (except as otherwise expressly provided herein) be made by application of GAAP.

1.3        Rules of Construction. The title of and the section and paragraph headings in this Warrant are for convenience of reference only and shall not govern or affect the interpretation of any of the terms or provisions of this Warrant. The use herein of the masculine, feminine or neuter forms shall also denote the other forms, as in each case the context may require. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Warrant has been chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. In the case of this Warrant, (a) the meanings of defined terms are equally applicable to the singular and plural forms of the defined terms; (b) Annex, Exhibit, Schedule and Section references are to this Warrant unless otherwise specified; (c) the term "including" is not limiting and means "including but not limited to"; (d) in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" the words “to” and "until" each mean “to but excluding," and the word '"through" means “to and including"; (e) unless otherwise expressly provided in this Warrant, (i) references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of the Warrant, and (ii) references to any statute or regulation shall be construed as including all statutory and regulatory provisions amending, replacing, supplementing or interpreting such statute or regulation; (f) this Warrant may use several different limitations, tests or measurements to regulate the same or similar matters, all of which are cumulative and each shall be performed in accordance with its terms; and (g) this Warrant is the result of negotiations among and have been reviewed by counsel to the Company and the other parties thereto and are the products of all parties; accordingly, they shall not be construed against Holder merely because of Holder's involvement in their preparation.

ARTICLE II EXERCISE OF
WARRANTS

2.1	Method of Exercise.

(a)         This Warrant may be exercised in whole or in part by the Holder hereof at any time, and from time to time, during the Exercise Period but before 5:00 p.m., Eastern time, on the Expiration Date. To exercise this Warrant, the Holder hereof shall deliver to the Company, at the Warrant Office designated herein, (i) a written notice in the form of the Exercise Notice attached as Exhibit A hereto, stating therein the election of such Holder to exercise this Warrant in the manner provided in the Exercise Notice, (ii) payment in full of the Exercise Price as provided in Section 2.l(b), and (iii) this Warrant. This Warrant shall be deemed to be exercised on the date of receipt by the Company of the Exercise Notice, accompanied by payment for the Warrant Shares and surrender of this Warrant, and such date is referred to herein as the "Exercise Date." If the Holder exercises this Warrant as set forth herein, then the Company shall, as promptly as practicable and in any event within five business days after the Exercise Date, issue and deliver, or cause to be issued and delivered, to such Holder a certificate or certificates for the full number of Warrant Shares. As permitted by applicable law, the Person in whose name the certificates for Common Shares are to be issued shall be deemed to have become a holder of record of such Common Shares on the Exercise Date and shall be entitled to all of the benefits of such holder on the Exercise Date, including the right to receive dividends and other distributions for which the record date falls on or after the Exercise Date and to exercise voting rights.

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(b)        At the discretion of the Holder, the Holder shall pay the Exercise Price for all Warrant Shares purchased hereunder in full (i) in cash or by certified check or wire transfer of immediately available funds, (ii) if Obligations are outstanding, by a reduction in the Company's Obligations equal to the aggregate Exercise Price, or (iii) pursuant to any combination of (i) and (ii).

2.2        Warrant Shares. The maximum number of Common Shares that Holder is entitled to purchase hereunder shall be as set forth in the definition of "Warrant Shares" in Section 1.1 hereof, subject to adjustment as provided in Section 2.7 below and on the terms and conditions set forth herein.

2.3        Expenses and Taxes. The Company shall pay all expenses and taxes (including all documentary, stamp, transfer or other transactional taxes) other than income taxes attributable to the preparation, issuance or delivery of this Warrant and of the Common Shares issuable upon exercise of this warrant.

2.4        Reservation of Common Shares. So long as this Warrant remains outstanding, the Company shall reserve, free from preemptive or similar rights, out of its authorized but unissued Common Shares, and solely for the purpose of effecting the exercise of this Warrant, a sufficient number of Common Shares to provide for the exercise of this Warrant.

2.5        Valid Issuance. All Common Shares issued upon exercise of this Warrant will, upon payment of the Exercise Price and issuance by the Company, be duly authorized, validly and legally issued, and is not subject to payment or assessment as a condition to or upon issuance and is free and clear of all taxes, liens, security interests, charges and other encumbrances or restrictions with respect to the issuance thereof and, without limiting the generality of the foregoing, the Company shall take all actions necessary to ensure such result and shall not take any action which will cause a contrary result.

2.6        Acknowledgment of Rights. At the time of the exercise of this Warrant in accordance with the terms hereof and upon the written request of the Holder hereof, the Company will acknowledge in writing its continuing obligation to afford to such Holder any rights to which such Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant; provided, however, that if the Holder hereof shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such Holder any such rights.

2.7        Adjustment of Number of Shares. To prevent dilution of the rights granted under this Warrant, the Exercise Price and the number of Common Shares purchasable hereunder are subject to adjustment from time to time as follows:

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(a)        Conversion or Redemption of Common Shares. If all of the Common Shares are at any time prior to the Expiration Date redeemed, exchanged, substituted or converted into shares or any other security of the Company (''New Securities"), then this Warrant shall become exercisable for that number of such New Securities equal to the number of such New Securities that would have been received if this Warrant had been exercised in full immediately prior to such conversion, exchange, substitution or redemption and the Common Shares received thereupon had been immediately thereafter so redeemed, exchanged, substituted or converted, and the Exercise Price shall immediately be adjusted to equal the quotient obtained by dividing (i) the aggregate Exercise Price of the maximum number of shares of Common Shares for which this Warrant was exercisable immediately prior to such conversion, exchange, substitution or redemption, by (ii) the number of New Securities for which this Warrant is exercisable immediately after such conversion, exchange, substitution or redemption.

(b)        Offer. If at any time while this Warrant, or any portion hereof, is outstanding and unexpired there shall be an offer for all of the Common Shares whether in the form of cash, securities or otherwise, then, as a part of such offer, lawful provision shall be made so that the Holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, the number of Shares or other securities of the offeror that a holder of the Common Shares issuable upon exercise of this Warrant would have been entitled to receive in such offer if this Warrant had been exercised immediately before such offer, all subject to further adjustment as provided in this Section

(c)        Reclassification. If the Company, at any time while this Warrant, or any portion hereof, remains outstanding and unexpired, by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such reclassification or change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 2.7. No adjustment shall be made pursuant to this Section 2.7(c), upon any conversion, exchange, substitution or redemption of the Common Shares which is the subject of Section 2.7(a).

(d)        Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant, or any portion hereof, remains outstanding and unexpired shall split, subdivide or consolidate the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the Exercise Price for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

(e)        Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 2.7, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Holder of this Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request, at any time, of any such Holder, furnish or cause to be furnished to such Holder a like certificate setting forth: (i) such adjustments and readjustments, (ii) the Exercise Price at the time in effect, and (iii) the number of Shares and the amount, if any, of other property that at the time would be received upon the exercise of the Warrant.

(h)        No Impairment. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 2.7 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment.

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2.8        No Fractional Common Shares. The Company shall not be required to issue a fractional Common Share on the exercise of this Warrant. The number of full Common Shares which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of whole Common Shares purchasable on exercise of this Warrant so presented. If any fraction of a Common Shares would, except for the provisions of this Section 2.8, be issuable on the exercise of this Warrant, the Company shall round up the total number of Common Shares purchasable hereunder to the next whole Common Share.

ARTICLE III

TRANSFER

3.1        Warrant Office. The Company shall maintain an office for certain purposes specified herein (the "Warrant Office"), which office shall be the Company's principal executive offices, and may subsequently be such other office of the Company or of any transfer agent of the Common Shares as to which written notice has previously been given to the Holder. The Company shall maintain, at the Warrant Office, a register for this Warrant in which the Company shall record (a) the name and address of the Person in whose name this Warrant has been issued (as well as the name and address of each permitted assignee of the rights of the registered owner hereof) and (b) the number of Warrant Shares issuable upon the exercise or exchange hereof.

3.2        Ownership of Warrant. The Company may deem and treat the Person in whose name this Warrant is registered as the Holder and owner hereof until provided with written notice to the contrary. This Warrant may be exercised by an assignee for the purchase of Warrant Shares without having a new Warrant issued upon evidence satisfactory to the Company that such assignee is the true owner of this Warrant.

3.3        Restrictions on Transfer of Warrant.

(a)        The Warrant and the Warrant Shares are not transferable directly or indirectly, in whole or in part, except in the case of any transfer that is in compliance with applicable U.S. federal and state securities laws, including the Securities Act. Any transfers of the Warrant will be without charge to the Holder except that any securities transfer taxes due on transfer of the Warrant will be paid by Holder. Restrictive legends setting forth the above restrictions on transfer will be set forth on any Warrant Shares issued on exercise of the Warrant.

(b)        Subject to Section 3.3(a), the Holder may assign, convey or transfer this Warrant and any rights hereunder without the prior written consent of the Company to any person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Holder or the parent of the Holder, or a successor in interest to the Holder which acquires the voting control of the Holder or all or substantially all of the Holder's assets. The rights and obligations of the Company and the Holder under this Warrant shall be binding upon and benefit their respective permitted successors, assigns, heirs, administrators and transferees.

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ARTICLE IV
COVENANTS

4.1        Information Rights. As long as the Holder (or any permitted assigns or successors) possesses this Warrant, such Person shall be entitled to receive all public reports made to the Commission.

ARTICLE V
REGISTRATION RIGHTS

5.1        Demand Registration Rights.

(a)           Following the date which is six months following the date of a Qualified Public Offering, the Holder may request the Company to register under the Securities Act all or any portion of the Shares of Registrable Securities held by the Holder for sale in the manner specified in such notice; provided, however, that the Company may, by notice to the Holder, delay such requested registration if the Company's Board of Directors determines in good faith that such registration at the time requested would (x) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (y) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (z) render the Company unable to comply with requirements under the Securities Act or Exchange Act; provided, further, however, that the Company's ability to delay such registration shall be limited to durations of no longer than 60 days and the Company shall not delay more than once during any 12 month period.

(b)           The Company shall not be obligated pursuant to this Section 5.1 to effectuate more than two registrations for the benefit of the Holder set forth in Section 5.1(a). Notwithstanding anything to the contrary contained herein, no request may be made under this Section 5.1:

(i)        within 180 days after the effective date of a registration statement filed by the Company covering a firm commitment underwritten public offering of securities of the Company under the Securities Act, or

(ii)        during the period starting with the date 60 days prior to the Company's estimated date of filing of, and ending on the date six months immediately following the effective date of any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective and that the Company's estimate of the date of filing such registration statement is made in good faith.

(c)        Following receipt of any notice pursuant to Section 5.l(a), the Company shall as soon thereafter as practicable, use its reasonable efforts to register under the Securities Act, for public sale in accordance with the method of disposition specified in such notice from the Holder, the number of Shares of Registrable Securities specified in such notice. If such method of disposition shall be an underwritten public offering, the Company shall designate the managing underwriter of such offering, following consultation and subject to the approval of the Holder, which approval shall not be unreasonably withheld or delayed. The Company's registration obligation hereunder shall be deemed satisfied only when a registration statement or statements covering all Shares of Registrable Securities specified in notices received as aforesaid, for sale in accordance with the method of disposition specified by the requesting holders, shall have become effective and, if such method of disposition is a firm commitment underwritten public offering, all such Shares shall have been sold pursuant thereto.

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(d)        The Company shall be entitled to include in any registration statement referred to in this Section 5.1, for sale in accordance with the method of disposition specified by the Holder, Common Shares to be sold by the Company for its own account and for the account of other selling shareholders, except as and to the extent that, in the reasonable opinion of the managing underwriter (if such method of disposition shall be an underwritten public offering), such inclusion would materially adversely affect the marketing of the Registrable Securities to be sold. Except for registration statements on Form S-4, S-8, or any successor form thereto, the Company will not file with the Commission any other registration statement with respect to its Common Shares, whether for its own account or that of other shareholders, from the date of receipt of a notice from the Holder pursuant to this Section 5.1 until the completion of the lesser of the period of distribution of the Shares of Registrable Securities registered thereby and 180 days from the effective date of the registration statement, unless the Registrable Securities shall be entitled to be included therein in accordance with Section 5.2.

(e)        The Company shall use commercially reasonable efforts to maintain the effectiveness of any form used to register the Shares pursuant to this Section 5.1 for up to 180 days or such earlier time as all of the Registrable Securities have been sold.

5.2     Piggy-Back Registration Rights. If, at any time, the Company determines to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders other than the Holder (“Other Holders”) or both (except with respect to registration statements on Form S-8 or its equivalent, or in connection with a Rule 145 transaction or Form S-4 or its equivalent, or another form not available for registering the Registrable Securities for sale to the public), each such time it will give prompt written notice to the Holder of its intention to do so and of the proposed method of distribution of such securities. Upon the written request of the Holder, received by the Company within 20 days after the giving of any such notice by the Company, to include in the registration all or any part of the Registrable Securities, the Company will use all reasonable efforts to cause the Registrable Securities as to which such registration shall have been so requested under this Section 5.2 to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent and under the conditions such registration is permitted under the Securities Act. In the event that any registration pursuant to this Section 5.2 shall be, in whole or in part, an underwritten public offering of Common Shares, the number of units of Registrable Securities to be included in such an underwriting may be reduced if and to the extent that the managing underwriter shall be of the opinion that the inclusion of some or all of the Registrable Securities would adversely affect the marketing of the securities to be sold by the Company therein. Any such limitation shall be imposed in such manner so as to avoid any diminution in the number of units the Company may register for sale by giving first priority for the the units to be registered pursuant to this Section 5.2, and by giving third priority for the units to be registered for sale by any shareholder of the Company pursuant to the terms of any other agreement. Notwithstanding the foregoing provisions, the Company may, in its sole discretion, terminate or withdraw any registration statement referred to in this Section 5.2 without thereby incurring any liability to the holders of Registrable Securities.

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5.3        Registration on Form S-3. If at any time the Holder requests that the Company file a registration statement on Form S-3 or any successor thereto, for a public offering of all or any portion of the Shares of Registrable Securities held by the Holder and the Company is a registrant entitled to use Form S-3 or any successor thereto to register such Shares, then the Company shall use all reasonable efforts to register under the Securities Act on Form S-3 or any successor form thereto, for public sale in accordance with the method of disposition specified in such notice, the number of Shares of Registrable Securities specified in such notice; provided, however, that the Company may, by notice to the requesting holders, delay such requested registration, if the Company's Board of Directors determines in good faith that such registration at the time requested (a) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (b) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (c) render the Company unable to comply with requirements under the Securities Act or Exchange Act; provided, further, however, that the Company's ability to delay such registration shall be limited to durations of no longer than 60 days and the Company shall not delay more than once during any 12 month period. Whenever the Company is required by this Section 5.3 to use all reasonable efforts to effect the registration of Registrable Securities, each of the procedures and requirements of Section 5.1 shall apply to such registration. The Company shall be obligated to register Registrable Securities pursuant to this Section 5.3 only once per year until satisfied; provided, however, that such obligation shall be deemed satisfied only when a registration statement or statements covering all Shares of Registrable Securities specified in notices received as aforesaid, for sale in accordance with the method of disposition specified by the requesting holders, shall have become effective. The Company will use its commercially reasonable efforts to maintain the effectiveness of any registration statement on Form S-3 for a period of up to 180 days.

5.4         Additional Provisions Concerning Registration. The following provisions of this

Section 5.4 are applicable to any registration statement filed pursuant to this Article V:

(a)        Costs and Expenses. The Company shall bear the entire cost and expense of any registration or qualification of securities initiated under Article V of this Warrant. Notwithstanding the foregoing, the Holder shall, however, bear the fees of its own counsel and accountants and any transfer taxes or underwriting discounts or commissions applicable to Warrant Shares sold by the Holder pursuant thereto.

(b)        Indemnification. The Company shall indemnify and hold harmless the Holder and each underwriter, within the meaning of the Securities Act, who may purchase from or sell for the Holder any Warrant Shares from and against any and all losses, claims, damages and liabilities (including reasonable fees and expenses of counsel, which counsel may, if the Holder requests, be separate from counsel for the Company) caused by any untrue statement or alleged untrue statement of material fact contained in the registration statement or any post-effective amendment thereto or any registration statement under the Securities Act or any prospectus included therein required to be filed or furnished by reason of this Article V or any application or other filing under any state securities law caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading to which the Holder or any such underwriter or any of them may become subject under the Securities Act or other Federal or state statutory law or regulation, at common law or otherwise, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished to the Company by the Holder or underwriter expressly for use therein, which indemnification includes each Person, if any, who controls any such underwriter within the meaning of the Securities Act.

(c)        Blue Sky. The Company shall use its best efforts to qualify the Warrant Shares for sale in such states as it is otherwise qualifying its securities for sale, or in respect of any registration required pursuant to this Article V, in such states as are reasonably requested by the Holder. However, in no event is the Company required to submit to the jurisdiction of any state other than for the limited consent of service of process relating to the offering or subject itself to taxation in any such jurisdiction. The Company shall also provide the Holder with a reasonable number of prospectuses upon request.

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(d)        Withdrawal. Neither the giving of any notice by the Holder nor the making of any request for prospectuses imposes any obligation upon the Holder to sell any Warrant Shares or exercise or exchange this Warrant but only if the Holder elects, in writing, prior to the effective date of the registration statement filed in connection with such registration, not to register such Warrant Shares, and if no such election shall be timely so filed, then the Holder shall sell such Warrant Shares in such registration on the same terms and conditions as apply to the Company and, if the Warrant with respect to such Warrant Shares requested to be so registered has not been exercised, shall exercise the Warrant prior to the effective date of such registration statement.

5.5        Information by the Holder. The Holder shall furnish to the Company such information regarding such holder or holders of Registrable Securities, the Registrable Securities held by them, and the distribution proposed by such holder or holders of Registrable Securities as the Company may reasonably request in writing and as shall be required in connection with any registration (including any amendment to a registration statement or prospectus), qualification or compliance referred to in this Section 5.5.

5.6        Lock-Up Agreements. The Holder shall agree to be bound by such lock-up agreements (not to exceed a period of 180 days following the date of the prospectus relating to any such underwriting) as the managing underwriter of any such registration shall specify as a requirement to any such underwriting, provided that the entry of such holder of Registrable Securities into such agreements shall be conditioned upon all principal shareholders (i.e., all shareholders who could reasonably be expected to be considered by the applicable underwriters to be affiliates of the Company) and executive officers and directors of the Company also agreeing to execute such lock-up agreements.

5.7        Changes in Common Shares or Warrant Shares. If, and as often as, there is any change in the Common Shares or the Warrant Shares by way of a stock split, stock dividend, combination, or reclassification, or through a merger, consolidation, reorganization, or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted in this Article V shall continue with respect to the Common Shares or the Warrant Shares as so changed.

5.8        Rule 144. During any period in which the Company is subject to Section 13 or Section 15(d) of the Exchange Act, the Company will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder and will take such further action as any holder of this Warrant may reasonably request, all to the extent required from time to time to enable such holder to sell the securities underlying this Warrant without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any holder of this Warrant, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

5.9        Exchange Acceptance. The Company will, at its expense, apply to and obtain acceptance from the exchange, or such other exchange or market where its Common Shares are primarily traded, for the issuance of this Warrant and the Warrant Shares upon exercise or exchange thereof, and maintain listing on such exchange, or such other exchange or market where the Company's Common Shares are primarily traded, of all Warrant Shares or other securities from time to time issuable upon the exercise or exchange of this Warrant.

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5.10        Contribution. If the indemnification provided for in Section 5.4(b) from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.10 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

5.11        Continuation. The Company's agreements with respect to this Warrant or such Warrant Shares in Article V shall continue in effect for the Warrant Shares regardless of the exercise or exchange and surrender of this Warrant.

5.12        Damages. The Company recognizes and agrees that the Holder will suffer irreparable harm and will not have an adequate remedy at law if the Company fails to comply with any provision of this Article V, and the Company expressly agrees that, in the event of such failure, the Holder or any other person entitled to the benefits of Article V shall be entitled to seek specific performance of any and all provisions hereof and may seek to enjoin the Company from continuing to commit any further breach of this Article V.

5.13        No Inconsistent Agreements. The Company has not entered into and will not enter into any registration rights agreement or similar arrangements the performance by the Company of the terms of which would in any manner conflict with, restrict or be inconsistent with the performance by the Company of its obligations under this Agreement.

ARTICLE VI
MISCELLANEOUS

6.1        Entire Agreement. This Warrant and the Credit Agreement contain the entire agreement between the Holder hereof and the Company with respect to the Warrant Shares purchasable upon exercise hereof and the related transactions and supersede all prior arrangements or understandings with respect thereto.

6.2        Governing Law. This Warrant shall be a contract made under and governed by the internal laws of the State of New York applicable to contracts made and to be performed entirely within such state, without regard to any conflict of law principles that would require application of the law of another jurisdiction.

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6.3        Waiver and Amendment. Any term or provision of this Warrant may be waived at any time by the party which is entitled to the benefits thereof. Any term or provision of this Warrant may be amended or supplemented at any time by agreement of the Holder hereof and the Company. Any waiver of any term or condition, or any amendment or supplementation, of this Warrant shall be in writing. A waiver of any breach or failure to enforce any of the terms or conditions of this Warrant shall not in any way affect, limit or waive a party's rights hereunder at any time to enforce strict compliance thereafter with every term or condition of this Warrant.

6.4        Severability. In the event that any one or more of the provisions contained in this Warrant shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in any other respect and the remaining provisions of this Warrant shall not, at the election of the party for whom the benefit of the provision exists, be in any way impaired.

6.5        Copy of Warrants. A copy of this Warrant shall be filed among the records of the Company.

6.6         Notice. Any notice or other document required or permitted to be given or delivered to the Holder hereof shall be in writing and delivered at, or sent by certified or registered mail or by facsimile to such Holder at, the last address shown on the books of the Company maintained at the Warrant Office for the registration of this Warrant or at any more recent address of which the Holder hereof shall have notified the Company in writing. Any notice or other document required or permitted to be given or delivered to the Company, other than such notice or documents required to be delivered to the Warrant Office, shall be delivered at, or sent by certified or registered mail or by facsimile to, the Warrant Office.

6.7        Limitation of Liability; Rights as a Shareholder. No provision hereof, in the absence of affirmative action by the Holder hereof to purchase Common Shares, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the purchase price of any Common Shares or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company. Except as otherwise provided herein, this Warrant does not confer upon the Holder any right to vote or consent to or to receive notice as a shareholder of the Company, in respect of any matters whatsoever.

6.8        Exchange, Loss, Destruction, etc. of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, mutilation or destruction of this Warrant, and in the case of any such loss, theft or destruction upon delivery of an appropriate affidavit in such form as shall be reasonably satisfactory to the Company and include reasonable indemnification of the Company, or in the event of such mutilation upon surrender and cancellation of this Warrant, the Company will make and deliver a new Warrant of like tenor, in lieu of such lost, stolen, destroyed or mutilated Warrant. Any Warrant issued under the provisions of this Section 6.8 in lieu of any Warrant alleged to be lost, destroyed or stolen, or in lieu of any mutilated Warrant, shall constitute an original contractual obligation on the part of the Company. This Warrant shall be promptly canceled by the Company upon the surrender hereof in connection with any exchange or replacement. The Company shall pay all taxes (other than securities transfer taxes or income taxes) and all other expenses and charges payable in connection with the preparation, execution and delivery of Warrants pursuant to this Section.

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[SEE ATTACHED SIGNATURE PAGE]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be signed in its name. Dated: September , 2014.

EMPIRE ENERGY HOLDINGS, INC

By:

Name: Bruce W McLeod
Title: Chairman

EXHIBIT A EXERCISE

NOTICE

Date:	__________

Empire Energy Holdings, Inc

380 Southpointe Blvd, Suite 130

Canonsburg, PA 15317

Attention: Bruce McLeod

Dear Sir:

The undersigned (the "Purchaser") hereby elects to exercise this Warrant issued to it by Empire Energy Holdings, Inc., (the "Company") and dated as of [Month] [20xx] (the "Warrant") and to purchase thereunder Common Shares (as defined in the Warrant) at a purchase price of $0.01 per Common Share, or an aggregate purchase price of $ ______(the "Purchase Price").

The Purchaser hereby elects to convert the value of the Warrant pursuant to the provisions of Section 2.1 of the Warrant through the following methodology:

1	Cash, Certified Check or Wire Transfer

2	Reduction of Company's obligations or combination, pursuant to Section

2.1(b)(ii) or Section 2.1(b)(iii)

In connection with the exercise of the Warrant, the Purchaser hereby represents, warrants, covenants and agrees as follows:

(a)             Accredited Investor. The Purchaser is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, as amended (together with the rules and regulations promulgated by the Securities and Exchange Commission thereunder, the "Securities Act").

(a)             Investment Experience. The Purchaser has sufficient knowledge and experience in business, financial and investment matters so as to be able to evaluate the risks and merits of its investment in the Company and it is able financially to bear the risks thereof.

(b)             Company Information; No General Solicitation. The Purchaser had access to such information regarding the Company and its affairs as is necessary to enable it to evaluate the merits and risks of an investment in restricted securities of the Company and has had a reasonable opportunity to ask questions and receive answers and documents concerning the Company and its current and proposed operations, financial condition, business, business plans and prospects. The Purchaser has not been offered any of the Common Shares by any means of general solicitation or advertising.

(c)             Acquisition for Own Account. The Warrant Shares being issued to and acquired by the Purchaser are being acquired by it for its own account for the purpose of investment and not with a view to, or for resale in connection with, any distribution thereof. The Purchaser understands that it must bear the economic risk of such investment indefinitely, and hold the Common Shares indefinitely, unless a subsequent disposition of the Warrant Shares is registered pursuant to the Securities Act, or an exemption from such registration is available, and that the Company has no present intention of registering the Warrant Shares. The Purchaser further understands that there is no assurance that any exemption from the Securities Act will be available or, if available, that such exemption will allow it to dispose of or otherwise transfer any or all of the Warrant Shares under the circumstances, in the amounts or at the times the Purchaser might propose.

(d)           Restricted Securities.

(i)             The Purchaser understands and acknowledges that none of the offer, issuance or sale of the Common Shares has been registered under the Securities Act in reliance on an exemption from the registration requirements of the Securities Act.

(ii)             The Purchaser understands and acknowledges that the Common Shares may be subject to additional restrictions on transfer under state and/or federal securities laws.

Pursuant to the terms of the Warrant, the undersigned has delivered the Purchase Price herewith in full in cash, by certified check or wire transfer or by delivery of the Warrant pursuant to the provisions thereof.

Very truly yours,
[HOLDER]

By:

Name:
Title: